UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STAG Industrial, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	27-3099608 (I.R.S. Employer Identification No.)

One Federal Street, 23rd Floor

Boston, Massachusetts 02110

(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

6.875% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable):  File No. 333-209722

Securities registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  Description of the Registrant’s Securities to be Registered

STAG Industrial, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its 6.875% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), to be registered hereunder set forth under the heading “Description of Series C Preferred Stock” in the Registrant’s prospectus supplement, dated March 9, 2016 to the prospectus, dated February 25, 2016 (the “Prospectus”), forming part of the Registrant’s registration statement on Form S-3 (File No. 333-209722), as amended, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and related information under the heading “Description of Capital Stock—Preferred Stock” in the Prospectus. The Series C Preferred Stock is expected to be listed on the New York Stock Exchange.

ITEM 2.  Exhibits

The documents listed below are filed as exhibits to this registration statement:

Exhibit No.	Description

3.1

Articles of Amendment and Restatement of STAG Industrial, Inc. (incorporated by reference to STAG Industrial, Inc.’s Quarterly Report on Form 10-Q (File No. 001-34907) filed with the Securities and Exchange Commission on May 8, 2013).

3.2	Form of Articles Supplementary designating STAG Industrial, Inc.’s 6.875% Series C Cumulative Redeemable Preferred Stock

3.3

Amended and Restated Bylaws of STAG Industrial, Inc. (incorporated by reference to STAG Industrial, Inc.’s Registration Statement on Form S-11/A (File No. 333-168368) filed with the Securities and Exchange Commission on April 8, 2011).

4.1	Form of Certificate for STAG Industrial, Inc.’s 6.875% Series C Cumulative Redeemable Preferred Stock

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STAG INDUSTRIAL, INC.

Date:	March 10, 2016	By:	/s/ Jeffrey M. Sullivan
		Name:	Jeffrey M. Sullivan
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1

Articles of Amendment and Restatement of STAG Industrial, Inc. (incorporated by reference to STAG Industrial, Inc.’s Quarterly Report on Form 10-Q (File No. 001-34907) filed with the Securities and Exchange Commission on May 8, 2013).

3.2	Form of Articles Supplementary designating STAG Industrial, Inc.’s 6.875% Series C Cumulative Redeemable Preferred Stock

3.3

Amended and Restated Bylaws of STAG Industrial, Inc. (incorporated by reference to STAG Industrial, Inc.’s Registration Statement on Form S-11/A (File No. 333-168368) filed with the Securities and Exchange Commission on April 8, 2011).

4.1	Form of Certificate for STAG Industrial, Inc.’s 6.875% Series C Cumulative Redeemable Preferred Stock